Exhibit 10.61

                          AGREEMENT



         This Agreement (the "Agreement") is made as of January 7, 1998, by and among Wendy's International, Inc., an Ohio corporation ("Wendy's"), DAC Acquisition Holding, LLC, a Delaware limited liability company ("DAC"), DavCo Restaurants, Inc., a Delaware corporation ("DavCo"), Southern Hospitality Corporation, a Tennessee corporation ("SHC"), Citicorp Venture Capital Ltd., a New York corporation ("CVC"), Ronald Kirstien ("Kirstien"), and Harvey Rothstein ("Rothstein"). DAC, DavCo, SHC, CVC, Kirstien, and Rothstein are collectively referred to herein as the "DavCo Parties".

                              Preliminary Statement

A. Wendy's and DavCo are parties to development agreements, each dated June 19, 1978 granting DavCo development rights to establish Wendy's Old Fashioned Hamburgers Restaurants ("Restaurants"), which development agreements were subsequently combined into a single development agreement by an Addendum Agreement, dated November 14, 1980 (the "1978 Development Agreement") and later amended by an Agreement and Consent to Assignment, dated as of December 4, 1987 (the "1987 Consent"); an Agreement and Consent to Recapitalization dated as of February 10, 1993 (the "1993 Consent"); a Consent and Waiver Agreement dated as of August 3, 1993 (the "Consent and Waiver"); and a Letter of Intent, dated April 28, 1997 (the "Letter of Intent"). The 1978 Development Agreement as amended is referred to herein as the "Development Agreement." The 1987 Consent, the 1993 Consent, the Consent and Waiver, and the Letter of Intent are referred to herein as the "DavCo Documents."

B. Wendy's and DavCo are parties to certain unit franchise agreements, each for the operation of a single Restaurant, executed at various times pursuant to the Development Agreement (the "DavCo Franchise Agreements"); and Wendy's and SHC, which is a wholly-owned subsidiary of DavCo are parties to certain restaurant franchise agreements and certain unit franchise agreements (the "SHC Franchise Agreements") each for the operation of a single Restaurant, executed at various times.

C. Each of the DavCo Franchise Agreements and each of the SHC Franchise Agreements has been amended by the DavCo Documents. The SHC Franchise Agreements and the DavCo Franchise Agreements, as amended, are referred to herein collectively, as the "Franchise Agreements".

D. In addition to amendments to the Development Agreement and the Franchise Agreements, the DavCo Documents contain provisions related to the ownership and transfer of securities of DavCo and the operations of DavCo.

E. A special meeting of the DavCo shareholders has been called to vote on a merger between DavCo and DavCo Merger Sub, Inc., a wholly-owned subsidiary of DAC ("DAC Sub"). DavCo will continue as the surviving corporation and a wholly- owned subsidiary of DAC. Kirstien, Rothstein, and CVC will own in excess of 80% of the outstanding voting stock of DAC. In connection with this transaction the DavCo Parties wish to receive Wendy's consent and waiver of any right of first refusal.

F. In exchange for Wendy's consent and waiver of any right of first refusal, Wendy's and the DavCo Parties wish to apply certain of the provisions of the DavCo Documents, the Development Agreement, and of the Franchise Agreements to the ownership and transfer of securities of DAC and the operations of DAC.

1.    Acquisition of Additional Wendy's Franchises

      1.1. Section 2.1.A of the Letter of Intent shall apply to DAC and any entity DAC controls.

      1.2. CVC shall comply with Wendy's then-current policies in any direct or indirect acquisition of any voting interest or equity interest in a Wendy's franchisee. CVC's interest in DAC, DavCo, or SHC shall not create any presumption of an exception to such policies.

2.    Status of DAC

      Notwithstanding any provision to the contrary, DAC shall be a co-Franchise Owner under the Development Agreement, each Franchise Agreement, as amended and any Wendy's franchise agreement executed by any of DAC's direct or indirect subsidiaries subsequent to the effective date of this Agreement.

3.    Transfer of DAC Securities

      3.1. Section 4.2B(ii) of the Letter of Intent shall apply to any offering of the securities of DAC.

      3.2. Section 4.2B(iii) shall apply to any transfer by CVC of ten percent (10%) or more of the equity or voting interest of DAC, as described therein.


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

4.    Ownership of DAC Securities

      4.1. The limitations of ownership of DavCo Common Stock and equity by persons or entities other than CVC, Kirstien, and Rothstein set forth in Paragraph 6.4 of the Consent and Waiver shall apply to the ownership of the common stock and equity of DAC.

      4.2. The obligations of Kirstien and Rothstein pursuant to Paragraph 6.4 of the Consent and Waiver, as amended by Paragraph 4.1.B. of the Letter of Intent, shall apply to ownership of a voting or equity interest in DAC by Kirstien and Rothstein.

      4.3. Paragraph 4.3 of the 1993 Consent is amended to also refer to an equity interest (to be resolved in accordance with Paragraph 4.2.2 of the Letter of Intent).

5.    Limitations on Competition

      5.1. The provisions of Paragraph 5.A and Paragraph 5.B of the Letter of Intent shall apply to DAC and its affiliates.

6.    Consolidation Agreement

      6.1. Immediately following the Effective Date of this Agreement, Wendy's and each of the DavCo Parties shall enter into negotiations in good faith of an agreement (the "Consolidation Agreement") which will terminate all agreements between Wendy's and any DavCo party except the Development Agreement and the Franchise Agreements. The Consolidation Agreement shall incorporate all of the current rights and obligations of Wendy's and each DavCo Party under this Agreement, the DavCo Documents and all current modifications of the Development Agreement and Franchise Agreements as amended by the DavCo Documents.

7.    Miscellaneous

      7.1. The provisions of this Agreement shall apply on and after the Effective Date. The Effective Date of this Agreement shall be the date on which the Certificate of Merger of DAC Sub into DavCo is filed with the Secretary of State of Delaware. If the Effective Date of this Agreement has not occurred prior to June 30, 1998, this Agreement shall terminate, and no party to this Agreement shall have any claim against any other party resulting from such termination.

      7.2. Any default or breach of this Agreement by a DavCo Party will constitute a default and breach of each of the DavCo Documents, the Development Agreement, and each franchise agreement between DavCo and Wendy's and SHC and Wendy's, including the Franchise Agreements.


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

      7.3. The laws of the state of Ohio shall apply to any claim or controversy regarding the making, entering into, performance, or interpretation of this Agreement, without giving effect to any conflict-of-law rules of Ohio. Any action brought by any party to this Agreement against any other party with respect to any such claim shall be brought in either federal or state court within the state of Delaware, and the parties each hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this section of the Agreement.

      7.4. To the extent the DavCo Parties elect to proceed with this structure using an entity other than DAC or DAC Sub, the parties shall enter into appropriate documentation to reflect the applicability of this Agreement to that entity.






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

      IN WITNESS WHEREOF, the parties have executed this Agreement, on the date(s) indicated below.

Wendy's International, Inc.                     DAC Acquisition Holding, Inc.

By: /s/ Fritz Reed                              By:  /s/ Ronald D. Kirstien
    ----------------------------                     -------------------------

Name:  Fritz Reed                               Name:  Ronald D. Kirstien
       -------------------------                       -----------------------

Title: Chief Financial Officer                  Title: Chairman and President
       -------------------------                       -----------------------

Date:  January 7, 199                           Date:  January 7, 1997
       -------------------------                       -----------------------


DavCo Restaurants, Inc.                         Citicorp Venture Capital Ltd.

By: /s/ Ronald D. Kirstien                      By:  /s/ Byron L. Knief
    ----------------------------                     -------------------------

Name:  Ronald D. Kirstien                       Name:  Byron L. Knief
       -------------------------                       -----------------------

Title: Chairman and President                   Title: Senior Vice President
       -------------------------                       -----------------------

Date:  January 7, 1997                          Date:  January 7, 1997
       -------------------------                       -----------------------


Southern Hospitality Corporation

By: /s/ Ronald D. Kirstien                      /s/ Ronald D. Kirstien
    ----------------------------                ------------------------------
                                                Ronald Kirstien

Name:  Ronald D. Kirstien
       -------------------------
                                                Date:  January 7, 1997
                                                       -----------------------
Title: Chairman and President
       -------------------------

Date:  January 7, 1997                          /s/ Harvey Rothstein
       -------------------------                ------------------------------

                                                Harvey Rothstein

                                                Date: January 7, 1997
                                                      ------------------------


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